Exhibit 99.1

ThermoEnergy Pursues Acquisition

LITTLE ROCK, Arkansas - October 4, 2006 - ( Business Wire ) - ThermoEnergy Corporation (“ThermoEnergy”, OTCBB - TMEN) today confirmed that it has engaged in discussions with CASTion Corporation (“CASTion”) concerning the possible acquisition of CASTion by ThermoEnergy. CASTion, headquartered in Worcester, MA is currently a subcontractor for ThermoEnergy for the assembly and installation of the New York City Department of Environmental Practices project at Jamaica Bay.

“The parties have executed a non-binding Letter of Intent, but not yet finalized a definitive agreement as it relates to the final structure of the proposed transaction,” said Andrew T. Melton, ThermoEnergy’s CFO, “This acquisition serves a dual purpose for the Company - it is both a strategic market move as well as a growth vehicle” added Melton. Mr. Melton noted that further information will be made available when and if a definitive agreement is reached. If completed, the acquisition will triple ThermoEnergy’s total number of employees and provide a diversified customer base. The agreement anticipates that upon completion, Mr. Jeffrey L. Powell, President and CEO of CASTion, will join ThermoEnergy’s executive team.

“The acquisition of CASTion is linked directly to enhancing ThermoEnergy’s core business of municipal and industrial wastewater treatment and its ability to capture and maintain market share,” said Dennis C. Cossey, CEO of ThermoEnergy. “The post-acquisition entity will not only be stronger financially but provide the human resources capable of growing the company on a global basis.”

“There are significant synergies that exist between CASTion and ThermoEnergy, and the combination of the two companies presents a unique opportunity to the customers, employees and shareholders of both companies,” said Jeffrey L. Powell, CEO of CASTion. “We have worked closely with ThermoEnergy over the last two years and are excited about joining the ThermoEnergy family,” stated Mr. Powell.

About CASTion
CASTion is a privately-held, 20-year old award winning company, with offices in Massachusetts, Florida, Louisiana, Ohio and California, that provides customized turnkey systems for industrial wastewater treatment. CASTion offers a comprehensive range of products and services including vacuum distillation, evaporators, reverse osmosis, ion exchange, oil/water separators and specialty products. CASTion has successful installations across the U.S., Canada, Mexico and Japan. CASTion’s customer base includes the military, power generation, mining, food processing, beverage, automotive, chemical process, refining, micro-electronics, municipal, heavy manufacturing, textile and semi-conductor industries. Additional information on the CASTion can be found on its website at www.castion.com.

About ThermoEnergy
Founded in 1988, ThermoEnergy is a diversified technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. The economic and environmental matrix of the Company’s technologies represents a significant advancement in these key infrastructure industries. The Company currently has offices in Little Rock, AR, Hudson, MA, and New York, NY. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE “FORWARD LOOKING” STATEMENTS, USUALLY CONTAINING THE WORD “BELIEVE”, “ESTIMATE”, “PROJECT”, “EXPECT” OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY’S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY’S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

Contact:	Andrew T. Melton, CFO
KEY WORDS:	(501) 376-6477 Tel (501) 375-5249 Fax Arkansas, New York, Massachusetts, Wastewater Treatment